EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

Robotic Vision Systems, Inc. and Subsidiaries:

We consent to the incorporation by reference in Registration Statement Nos. 2-82662, 2-85336, 2-94926, 33-12280, 33-16088, 33-28764, 33-45474, 33-63289,
33-64039, 33-70960, 333-14529, and 333-03139 each on Form S-8 and Registration
Statement Nos. 33-62715 and 333-05971 each on Form S-3 of our report dated December 9, 1996, appearing in this Annual Report on Form 10-K of Robotic Vision Systems, Inc., for the year ended September 30, 1996.

We also consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Robotic Vision Systems, Inc. for the year ended September 30, 1996 of our report dated January 28, 1994 and contained in Registration Statement No. 333-05971 of Robotic Vision Systems, Inc. on Form S-4 under the Securites Act of 1933 insofar as such report relates to the financial statements of Computer Identics Corporation for the year ended December 31, 1993.


/s/ Deloitte & Touche LLP


Jericho, New York
December 27, 1996